                                                               FILE NO. 33-38879
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
                    (TO PROSPECTUS DATED SEPTEMBER 1, 1995)
               (TO PROSPECTUS SUPPLEMENT DATED SEPTEMBER 1, 1995)

                                     PROSPECTUS NUMBER: 1323
                                     DATED: FEBRUARY 8, 1996


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              VARIABLE RATE NOTES



BASE RATE:                LIBOR


INDEX MATURITY:           3 Month


TRADE DATE:               February 8, 1996


SETTLEMENT DATE:          February 12, 1996


MATURITY DATE:            February 12, 1997


REDEMPTION DATE:          N/A


OPTIONAL REPAYMENT DATES: N/A


SPREAD:                   -0.030%
                          (minus three bps)


SPREAD MULTIPLIER:        N/A


MAXIMUM INTEREST RATE:    N/A


MINIMUM INTEREST RATE:    N/A


INTEREST RESET DATES:     Quarterly, using two business days prior.


INTEREST PAYMENT DATES:   May 12, 1996; August 12, 1996; November 12, 1996 and Maturity, subject to following business day convention.


INITIAL INTEREST RATE:    5.27469%


FORM:                     Book-entry






     On September 8, 1995, the Company increased to $14,650,000,000 the aggregate principal amount of Medium- Term Notes, Series B authorized to be issued pursuant to the attached Prospectus Supplement and supplements related thereto. Such amount represents an increased authorization of $3,500,000,000. As of June 30, 1995, the company had issued and outstanding Notes in an aggregate principal amount of approximately $5,819,221,250.